Exhibit 32.1 and 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of CUI Global, Inc. (the “Company”), on Form 10-K of the year ended December 31, 2011, we hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

CUI Global, Inc.

By:	/s/ William J. Clough	February 19, 2013
William J. Clough
Chief Executive Officer/Director

By:	/s/ Daniel N. Ford	February 19, 2013
Daniel N. Ford
Chief Financial Officer/Principal Accounting Officer